Exhibit 99.1

Noble Corporation
Dorfstrasse 19a
6340 Baar
Switzerland

PRESS RELEASE
Noble Corporation Reports First Quarter 2010 Earnings of $1.43 per Diluted Share
ZUG, Switzerland, April 21, 2010 — Noble Corporation (NYSE: NE) today reported first quarter 2010 earnings of $371 million, or $1.43 per diluted share, versus $414 million, or $1.58 per diluted share, for the first quarter of last year. Contract drilling services revenues for the first quarter 2010 were $809 million versus $872 million in first quarter 2009. Contract drilling margins for the first quarter 2010 were approximately 68.5 percent and the Company generated $504 million in net cash provided by operating activities in the quarter. Noble invested $339 million in capital projects during the quarter.
“In spite of the continued strength in oil prices throughout the quarter, the contracting environment remains challenging,” said David W. Williams, Chairman, President and Chief Executive Officer. “Nevertheless, we believe Noble remains well positioned. We have a strong backlog with quality customers, liquidity in excess of $1.4 billion, and we remain diligent in our attention to controlling costs. As we enter our 90th year of business, we will continue to focus on advancing our culture of safety, maintaining high levels of service for our customers and delivering value to our shareholders.”
During the first quarter, Noble repurchased approximately 2.1 million shares at an average cost per share of $42.21. At the end of the first quarter 2010, the Company had approximately 10.8 million shares remaining on its existing repurchase authorization.
Operations Highlights
At the end of the first quarter 2010, approximately 55 percent of the Company’s available rig operating days were committed for the remainder of 2010 and approximately 28 percent were committed for 2011. The Company’s total backlog at March 31, 2010 was approximately $7.5 billion.
A major milestone was reached recently in the Company’s fleet expansion program. The Noble Dave Beard, the Company’s newbuild 10,000 foot ultra-deepwater, dynamically-positioned semisubmersible rig, commenced operations in Brazil under a five-year drilling contract with Petrobras on March 19, 2010. The Beard joins Noble’s fleet of three drillships and two semisubmersibles currently working in the area.
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About Noble Corporation
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 62 offshore drilling units (including two rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, and West Africa. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
Statements regarding earnings, costs, revenue, rig demand, fleet performance, contract commitments, dayrates, contract commencements, contract extensions or renewals, newbuilds, fleet expansion or composition, industry fundamentals, global economic conditions, financial strength, contract backlog, customer base, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Noble also has scheduled a conference call and webcast related to its first quarter 2010 results on Thursday, April 22, 2010, at 8:00 a.m. U.S. Central Daylight Time. Interested parties are invited to listen to the call by dialing 1-866-461-7129 within the U.S. or outside the U.S. +1-706-679-3084, using access code: 38609936 or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site at www.noblecorp.com.

A replay of the conference call will be available on Thursday, April 22, 2010, beginning at 10:00 a.m. U.S. Central Daylight Time, through Thursday, April 29, 2010, ending at 5:00 p.m. U.S. Central Daylight Time. The phone number for the conference call replay within the U.S. is 1-800-642-1687 or, for calls from outside of the U.S., + 1-706-645-9291, using access code: 38609936. The replay will also be available on the Company’s Web site following the end of the live call. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”
NC-507
4/21/2010

For additional information, contact:
For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Operating revenues
Contract drilling services	$808,646	$872,397
Reimbursables	24,233	16,678
Labor contract drilling services	7,761	6,934
Other	211	142

	840,851	896,151

Operating costs and expenses
Contract drilling services	254,431	240,856
Reimbursables	19,743	14,083
Labor contract drilling services	5,888	4,376
Depreciation and amortization	115,857	92,984
Selling, general and administrative	21,971	17,717
(Gain)/loss on asset disposal/involuntary conversion, net	—	12,034

	417,890	382,050

Operating income	422,961	514,101

Other income (expense)
Interest expense, net of amount capitalized	(465)	(521)
Interest income and other, net	3,626	1,072

Income before income taxes	426,122	514,652
Income tax provision	(55,396)	(100,357)

Net income	$370,726	$414,295

Net income per share
Basic	$1.44	$1.58
Diluted	$1.43	$1.58

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$847,710	$735,493
Accounts receivable	622,213	647,454
Prepaid expenses and other current assets	122,017	100,243

Total current assets	1,591,940	1,483,190

Property and equipment
Drilling equipment and facilities	8,979,100	8,666,750
Other	151,319	143,477

Total property and equipment	9,130,419	8,810,227
Accumulated depreciation	(2,265,497)	(2,175,775)

Net property and equipment	6,864,922	6,634,452

Other assets	277,240	279,254

Total assets	$8,734,102	$8,396,896

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$249,847	$197,800
Accrued payroll and related costs	89,824	100,167
Taxes payable	80,013	68,760
Other current liabilities	62,543	67,220

Total current liabilities	482,227	433,947

Long-term debt	750,987	750,946
Deferred income taxes	299,787	300,231
Other liabilities	146,564	123,340

Total liabilities	1,679,565	1,608,464

Commitments and contingencies

Shareholders’ equity
Shares	1,118,742	1,130,607
Retained earnings	6,238,901	5,855,737
Treasury shares	(242,459)	(143,031)
Accumulated other comprehensive loss	(60,647)	(54,881)

Total shareholders’ equity	7,054,537	6,788,432

Total liabilities and shareholders’ equity	$8,734,102	$8,396,896

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities
Net income	$370,726	$414,295
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	115,857	92,984
(Gain)/loss on asset disposal/involuntary conversion, net	—	12,034
Deferred income tax provision	(444)	4,545
Share-based compensation expense	8,100	8,400
Pension contributions	(1,574)	(1,290)
Net change in other assets and liabilities	11,269	16,866

Net cash from operating activities	503,934	547,834

Cash flows from investing activities
New construction	(141,404)	(135,576)
Other capital expenditures	(179,044)	(89,505)
Major maintenance expenditures	(18,316)	(25,639)
Accrued capital expenditures	54,476	(47,259)

Net cash from investing activities	(284,288)	(297,979)

Cash flows from financing activities
Payments of long-term debt	—	(172,700)
Proceeds from options exercised	2,443	177
Dividends/par value reduction payments	(11,935)	(10,470)
Repurchases of employee shares for taxes	(9,285)	(5,563)
Repurchases of shares	(88,652)	(60,867)

Net cash from financing activities	(107,429)	(249,423)

Net increase in cash and cash equivalents	112,217	432
Cash and cash equivalents, beginning of period	735,493	513,311

Cash and cash equivalents, end of period	$847,710	$513,743

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended March 31,						Three Months Ended December 31,
	2010			2009			2009
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$808,646	$—	$808,646	$872,397	$—	$872,397	$894,184	$—	$894,184
Reimbursables	23,303	930	24,233	16,156	522	16,678	36,199	1,035	37,234
Labor contract drilling services	—	7,761	7,761	—	6,934	6,934	—	8,455	8,455
Other	211	—	211	127	15	142	253	—	253

	$832,160	$8,691	$840,851	$888,680	$7,471	$896,151	$930,636	$9,490	$940,126

Operating costs and expenses
Contract drilling services	$254,431	$—	$254,431	$240,856	$—	$240,856	$264,012	$—	$264,012
Reimbursables	18,869	874	19,743	13,589	494	14,083	31,967	987	32,954
Labor contract drilling services	—	5,888	5,888	—	4,376	4,376	—	4,928	4,928
Depreciation and amortization	113,173	2,684	115,857	90,898	2,086	92,984	110,054	2,613	112,667
Selling, general and administrative	21,743	228	21,971	17,667	50	17,717	19,297	64	19,361
(Gain)/loss on asset disposal/involuntary conversion, net	—	—	—	12,034	—	12,034	—	(214)	(214)

	$408,216	$9,674	$417,890	$375,044	$7,006	$382,050	$425,330	$8,378	$433,708

Operating income	$423,944	$(983)	$422,961	$513,636	$465	$514,101	$505,306	$1,112	$506,418

Operating statistics
Jackups:
Average Rig Utilization	81%			86%			81%
Operating Days	3,141			3,242			3,218
Average Dayrate	$116,498			$158,359			$131,975

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	90%			100%			100%
Operating Days	661			630			721
Average Dayrate	$484,510			$369,988			$450,459

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%			100%			100%
Operating Days	270			270			276
Average Dayrate	$250,254			$246,118			$254,820

Drillships:
Average Rig Utilization	92%			62%			100%
Operating Days	247			168			276
Average Dayrate	$222,306			$291,854			$269,615

Submersibles:
Average Rig Utilization	0%			67%			0%
Operating Days	—			180			—
Average Dayrate	$—			$58,452			$—

Total:
Average Rig Utilization	81%			86%			83%
Operating Days	4,319			4,490			4,491
Average Dayrate	$187,214			$194,308			$199,122

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended
	March 31,
	2010	2009
Allocation of net income
Basic
Net income	$370,726	$414,295
Earnings allocated to unvested share-based payment awards	(3,476)	(3,461)

Net income to common shareholders — basic	$367,250	$410,834

Diluted
Net income	$370,726	$414,295
Earnings allocated to unvested share-based payment awards	(3,461)	(3,454)

Net income to common shareholders — diluted	$367,265	$410,841

Weighted average number of shares outstanding — basic	255,122	259,266
Incremental shares issuable from assumed exercise of stock options	1,099	564

Weighted average number of shares outstanding — diluted	256,221	259,830

Weighted average unvested share-based payment awards	2,381	2,188

Earnings per share
Basic	$1.44	$1.58
Diluted	$1.43	$1.58